Exhibit 99.8

March 9, 2017

Mast Therapeutics, Inc.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Mast Therapeutics, Inc. (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333- 216012) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Yuri Pikover
Name:	Yuri Pikover